EXHIBIT (a)(1)(C)

CLEARONE COMMUNICATIONS, INC.

Notice of Guaranteed Delivery of Shares of Common Stock
(Not to be used for Signature Guarantee)

This form, or a form substantially equivalent to this form, must be used to accept the Tender Offer (as defined below) if certificates for the shares of common stock of ClearOne Communications, Inc. are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal to be delivered to the Depositary (as defined below) prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase defined below). Such form may be delivered by hand or transmitted by mail or overnight courier to the Depositary.  See Section 3 of the Offer to Purchase.  The eligible institution which completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time shown herein.  Failure to do so could result in a financial loss to such eligible institution.

The Depositary for the Tender Offer is:

By Mail or Overnight Courier:	By Hand:

American Stock Transfer & Trust	American Stock Transfer & Trust
Company	Company
Operations Center	Attn: Reorganization Department
Attn: Reorganization Department	59 Maiden Lane
6201 15th Avenue	Concourse Level
Brooklyn, NY 11219	New York, NY 10038

For assistance call (877) 248-6417 or (718) 921-8317

Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery.

This form is not to be used to guarantee signatures.  If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

FOR USE BY ELIGIBLE INSTITUTIONS ONLY

Ladies and Gentlemen:

The undersigned hereby tenders to ClearOne Communications, Inc., a Utah corporation (the “Company”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 18, 2008 (the “Offer to Purchase”), and the related Letter of Transmittal (which together constitute the “Tender Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $.001 (such shares, together with associated common stock purchase rights, between the Company and American Stock Transfer & Trust Company as acting Rights Agent for purposes of the Tender Offer, are hereinafter referred to as the “Shares”), of the Company listed below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Certificate Nos. (if available):	Number of Shares:

Name(s):
(Please Print)

Address(es):
Zip Code

Name of Institution that Guaranteed Delivery:

Area Code and Telephone Number:

SIGN HERE

Dated:

If Shares will be tendered by book entry transfer:

Name of Tendering Institution:

DTC Participant Number:

ODD LOTS

This section is to be completed ONLY if Shares are being tendered by or on behalf of a person that owned beneficially as of the close of business on August 18, 2008, and that continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares.

The undersigned either (check one box):

❒ owned beneficially as of the close of business on August 18, 2008, and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares, all of which are being tendered, or

❒ is a broker, dealer, commercial bank, trust company or other nominee that  (i) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner owned beneficially as of the close of business on August 18, 2008, and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares and is tendering all such Shares.

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a member of a registered national securities exchange or NYSE, or a commercial bank or trust company (not a savings bank or savings and loan association) having an office, branch or agency in the United States hereby guarantees: (i) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended; (ii) that such tender of Shares complies with Rule 14e-4; and (iii) to deliver to the Depositary at its address set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares tendered hereby into the Depositary’s account at The Depositary Trust Company, in each case together with a properly completed and duly executed Letter(s) of Transmittal, with any required signature guarantee(s) and any other required documents, all within three trading days on The NASDAQ after the Depositary receives this Notice.

Name of Firm	Authorized Signature

Address	Name (Please Print)

City, State, Zip Code	Title

Area Code and Telephone Number	Dated:

DO NOT SEND SHARE CERTIFICATES WITH THIS FORM.  YOUR SHARE CERTIFICATES MUST BE SENT WITH
THE LETTER OF TRANSMITTAL